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                                                               EXHIBIT 99.(d)(8)

                     MORGAN STANLEY INSTITUTIONAL FUND, INC.

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

                           EMERGING MARKETS PORTFOLIO

     AMENDMENT (the "Amendment") to INVESTMENT ADVISORY AGREEMENT, dated as of May 1, 1997 by and between Morgan Stanley Institutional Fund, Inc. (the "Fund") and Morgan Stanley Asset Management Inc. (now known as Morgan Stanley Investment Management Inc.) (the "Adviser") (the "Agreement").

                                    RECITALS

     WHEREAS, the Fund has executed and delivered the Agreement, which sets forth the rights and obligations of the parties with respect to the management of the portfolios of the Fund.

     WHEREAS, the Fund and the Adviser have agreed to change the management fee of the Emerging Markets Portfolio (the "Portfolio").

                                   AGREEMENTS

     Now, therefore, the parties agree as follows:

     The compensation of the Adviser as set forth in Paragraph 3 of the Agreement with respect to the Portfolio will be as set forth below:

PORTFOLIO                             CONTRACTUAL RATE OF ADVISORY FEES
---------                             ---------------------------------
Emerging Markets Portfolio            1.25% for the first $1 billion
                                      1.20% for the second $1 billion
                                      1.00% for assets in excess of $2 billion

     This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     The parties listed below have executed this Amendment as of the 1st day of May, 2004.

MORGAN STANLEY INVESTMENT                   MORGAN STANLEY INSTITUTIONAL
MANAGEMENT INC.                             FUND, INC.

/s/ Mitchell M. Merin                       /s/ Ronald E. Robison
---------------------------------           ---------------------------------
Name:   Mitchell M. Merin                   Name:   Ronald E. Robison
Title:  President                           Title:  Executive Vice President and
                                                    Principal Executive Officer